Exhibit 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]
BALDWIN & LYONS, INC.
PROTECTIVE INSURANCE COMPANY
SAGAMORE INSURANCE COMPANY
B & L INSURANCE, LTD. (BERMUDA)
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1099 North Meridian Street
Indianapolis, IN 46204
(317) 636-9800




                                                                     May 2, 2006
                                               Press Contact: G. Patrick Corydon
                                                       (317) 636-9800 (ext. 355)
                                                     corydon@baldwinandlyons.com

Subject:   BALDWIN & LYONS, INC.
           ANNOUNCEMENT OF EXTRA DIVIDEND
           AND INCREASE IN REGULAR QUARTERLY DIVIDEND


         INDIANAPOLIS, INDIANA, MAY 2, 2006--Baldwin & Lyons, Inc. (NASD: BWINA, BWINB) announces that at its quarterly meeting today, the Board of Directors of Baldwin & Lyons, Inc. declared an increase in the regular quarterly dividend from $.10 to $.25 per share on the Company's Class A and Class B Common Stock. In addition, the Board declared an extra dividend of $1.25 per share on both classes of stock. The total of $1.50 per share will be payable May 30, 2006 to shareholders of record on May 16, 2006. Gary W. Miller, C.E.O. stated "We are pleased the Company's operations and capital position allow this substantial dividend to shareholders".

The subject of dividends will be addressed at each future board meeting with consideration of the company's earnings, returns on investments and its capital needs.